                        AMENDED ARTICLES OF INCORPORATION

Article 1. The name of the Corporation shall be FEDERAL KEMPER LIFE ASSURANCE COMPANY.

Article 2. The location of the principal office shall be Schaumburg, Cook County, State of Illinois.

Article 3. The duration of the Corporation shall be perpetual.

Article 4. The purpose for which the Corporation is formed is to engage in the following kinds of insurance and reinsurance business:

     (a) Life: Insurance on the lives of persons and every insurance appertaining thereto or connected therewith and granting, purchasing or disposing of annuities. Policies of life or endowment insurance or annuity contracts or contracts supplemental thereto which contain provisions for additional benefits in case of death by accidental means and provisions operating to safeguard such policies or contracts against lapse or to give a special surrender value, or special benefit, or an annuity, in the event, that the insured or annuitant shall become totally and permanently disabled as defined by the policy or contract, shall be deemed to be policies of life or endowment insurance or annuity contracts within the intent of this clause.

     (b) Accident and Health: Insurance against bodily injury, disablement or death by accident and against disablement resulting from sickness or old age and every insurance appertaining thereto.

Article 5. The corporate powers shall be exercised by a board of directors, not less than three nor more than twenty-one in number, elected by the shareholders of the corporation at the first special meeting held following this incorporation and thereafter to be elected by the shareholders of the corporation at the annual meeting. In all elections for directors each shareholder shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares of stock shall equal, or to distribute them on the same principle among as many candidates as he may desire. A director shall serve for a term of one year and until his successor is duly elected and qualified. The shareholders at any regular or special meeting may fill any vacancy in the board of directors for the unexpired term.

Article 6. The authorized capital shall be $10,000,000 consisting of 500,000 common shares of the par value of $20.00 per share, of which 136,351 common shares are issued and outstanding at the effective date of these Articles, as amended. The board of directors shall have the power, by appropriate resolution, to authorize the issuance or sale at any time or from time to time of the whole or any part of said 363,649 authorized but unissued common shares as additions to the paid up capital pursuant to one or more permits issued at any time or from time to time by the Director of Insurance of the State of Illinois.

Article 7. The board of directors shall adopt bylaws for its own government and for the government of the business of the corporation. The corporation may issue both participating and non-participating policies. The board of directors shall have power to determine the amount and manner of payment of dividends to the holders of participating policies. Such dividends shall be in accordance with such rates and rules and applicable to such kind or kinds of insurance as may be determined by the board of directors, which shall have power to adopt any bylaws or resolutions pertaining to such declaration and payment which in the judgment of the said board of directors seem necessary or desirable.

Article 8. The fiscal year shall commence January first and terminate December thirty-first of each year.

     IN WITNESS WHEREOF, we have hereunto subscribed our names and caused the seal of Federal Kemper Life Assurance Company to be affixed at Long Grove, Illinois this 29th day of June, 2001.

                                                /s/ Gale K. Caruso
                                                --------------------------------
                                                Gale K. Caruso, President and
                                                Chief Executive Officer

                                                /s/ Debra P. Rezabek
                                                --------------------------------
                                                Debra P. Rezabek, Executive Vice
                                                President, General Counsel and
                                                Corporate Secretary

(SEAL)

                  (Amended 03/18/93 to be effective 05/11/93)
                  (Amended 03/19/92 to be effective 05/12/92)
                  (Amended 03/21/91)
                  (Action taken 11/06/86 to be effective 05/21/87) (Amended 01/12/94)
                  (Amended 03/17/95)
                  (Amended 03/22/96 to be effective 01/04/96)
                  (Amended 06/28/00 to be effective 04/01/00)
                  (Amended 06/28/01 to be effective 08/01/01)

                                AMENDED BYLAWS OF

                      FEDERAL KEMPER LIFE ASSURANCE COMPANY

                              SCHAUMBURG, ILLINOIS

                             SHAREHOLDERS' MEETINGS

     1. The annual meeting of shareholders shall be held on the second Tuesday in May of each year at 11:00 A.M., if not a legal holiday, and if a legal holiday, then on the next business day following. A special meeting of the shareholders may be called by the chairman of the board, the president, the secretary or by any officer directed to do so by the board of directors. Notice of an annual or special meeting of shareholders shall be mailed at least ten
(10) days prior to the meeting to each shareholder at such address as appears on the stock record of the company, stating the time and place of the meeting. The notice of a special meeting of shareholders shall state the purpose of the meeting. Any annual or special meeting of shareholders may act on any proposal included in the notice of the meeting, and in addition thereto, any other proposal except a proposal for which special notice is required by statute.

     2. Notice of any annual or special meeting of the shareholders may be waived by any shareholder, and failure of any shareholder to receive notice of any meeting of shareholders shall not invalidate the meeting.

     3. At any meeting of the shareholders, a majority of the stock issued and outstanding, and entitled to vote thereat, shall be requisite and shall constitute a quorum for the transaction of business except as otherwise provided by statute. If, however, a quorum shall not be present at any meeting, the shareholders present may recess the meeting from time to time by majority vote, to reconvene without notice other than announcement at the meeting. Any resolution of recess shall state the time and place at which the meeting shall reconvene. At any recessed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     4. At any meeting of the shareholders, each shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney, and shall have one vote for each share of stock standing registered in his name on the stock record of the company. Except as otherwise provided by statute, a majority of the votes cast shall be sufficient to adopt or reject any proposal.

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FKLA Bylaws                           -2-                               06/28/01

                               BOARD OF DIRECTORS

     5. The corporate powers shall be exercised by, and the business and affairs of the company shall be under the control of, the board of directors. Except as otherwise provided by statute or by the Articles of Incorporation, the number of directors shall be six.

     In addition to the powers and authority expressly conferred by the Bylaws, the Articles of Incorporation, and by statute, the board of directors may exercise all such powers of the company and do all such lawful acts and things as are not required by statute or by the Articles of Incorporation or by the Bylaws to be exercised or done by the shareholders.

     6. The board of directors from time to time may adopt resolutions and authorize the payment of refunds of unabsorbed premium deposits (dividends) to the holders of participating policies. Such refunds (dividends) shall be in accordance with such rates and rules and applicable to such kind or kinds of insurance or policies of insurance or classifications thereof as may be determined by the board of directors.

     7. The board of directors shall meet and organize as soon as practicable after the annual meeting of the shareholders. If the organization meeting of the board of directors is held immediately after the adjournment of the annual meeting of shareholders, no notice of such meeting need be given to any directors.

     8. The board of directors may prescribe a schedule of regular meetings stating the times and places thereof, and when such schedule is adopted no notice of any such meeting need be given to the directors.

     9. A special meeting of the board of directors may be called by the chairman of the board, president or secretary on three (3) days' notice. Such notice may be given personally, by telephone, by telegram, or by written notice mailed or delivered to the business or residence address of a director. Notice of meeting may be waived by any director, and attendance of a director shall constitute a waiver of notice of such meeting, except where such director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called. Neither the business to be transacted nor the purpose of any regular or special meeting of the board of directors need be stated in the notice or waiver of notice of such meeting unless expressly required by statute.

     10. A majority of the board of directors shall be requisite and shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a quorum be present at any meeting, a majority of those present may recess the meeting from time to time to reconvene without notice other than by announcement at the meeting, until a quorum shall be present.

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FKLA Bylaws                           -3-                               06/28/01

     11. Except as otherwise provided by statute, by the Charter (Articles of Incorporation) or by the Bylaws, a majority of the votes cast by the directors shall be sufficient to adopt or reject any proposal.

                   EXECUTIVE COMMITTEE - INVESTMENT COMMITTEE

     12. The board of directors by vote of a majority of the directors may elect from among its number an executive committee of not less than three regular members and one or more alternate members. The chairman of the board (or in his absence or disability, then the respective officers next in rank) shall have power to designate any alternate member or members to serve on the executive committee at any time during the absence or disability of a regular member. If the committee shall consist of three members then the attendance of at least one regular member shall be required, and if the committee shall consist of more than three regular members, the attendance of at least two regular members shall be required. The executive committee shall have and exercise, during the interim between the meetings of the board, all authority of the board of directors. A majority of the members of the executive committee shall constitute a quorum for the transaction of business. A meeting of the executive committee may be called and held in conformity with the provisions of the Bylaws relating to a meeting of the board of directors, or such meeting may be held informally and action recorded by any member of the committee in executive committee minutes. The votes of a majority of the members of the executive committee shall govern with respect to any proposal. The minutes of the meetings of the executive committee shall be reported to the board of directors.

     13. The executive committee shall have general charge of the investment affairs of the company, with power to determine and authorize the purchase or sale of any security or property, and to determine or authorize any action with respect to the liquidation of, exchange of, or the exercise of any right pertaining to any security or property in which the company has an interest or which belongs to the company.

     14. The executive committee shall have power to adopt resolutions and authorize the payment of refunds of unabsorbed premium deposits (dividends to the holders of participating policies).

     15. The executive committee shall have power to adopt resolutions governing the deposit of funds of the company and the manner of withdrawal or disbursement of such funds, and to authorize the leasing of safe deposit boxes and to provide rules and regulations for access to any safe deposit box. The executive committee shall have the right to repeal or amend any resolution previously adopted by the board of directors with respect to any banking account or deposit of funds or safe deposit box unless such resolution shall have specifically reserved to the board of directors the exclusive right to amend or repeal such resolution.

     16. The board of directors may limit or restrict the authority of the executive committee to any extent stated in a resolution adopted by the board of directors.

FKLA Bylaws                           -4-                               06/28/01

     17. By resolution of the board of directors, there may be delegated to an investment committee any authority or power determined by the board of directors respecting the making of loans and investments of the funds of the company, borrowing funds for the account of the company, and the taking of any action with respect to the custody of, the liquidation, sale or exchange of, or the exercise of any right pertaining to any security or asset belonging to the company and such other powers relating to the deposit of or custody of funds of the company as may be stated in such resolution. The investment committee shall consist of not less than three regular members, and the provisions of Section 12 relating to the designation of alternates and the requirements for calling and holding a meeting of the executive committee shall apply to meetings of the investment committee.

                                    OFFICERS

     18. The board of directors shall elect or appoint the officers specified or provided for in the Bylaws, the members of the executive committee, the members of any committee or advisory board and such other officers as it may deem advisable, and determine the powers and duties of such officers. The board shall have power to fix the compensation of members of the board for their services and shall fix or determine the manner of fixing the compensation of officers and employees of the company. Any officer or committee member shall serve at the pleasure of the board, except that with respect to an officer of the company the board of directors shall have power to authorize a contract containing such provisions as to term or conditions of service as it may deem advisable. One person may hold two or more offices. Any vacancy in any office may be filled by the board of directors. Interim or temporary appointments may be made at any time by the executive committee. Any such appointment by the executive committee shall be reported to and confirmed by the board of directors at the next meeting.

     19. Principal Officers. The chairman of the board or the president shall preside at meetings of shareholders of the company, shall preside at meetings of the board of directors, shall be ex-officio a member of any committee appointed by the board, and shall exercise general supervision, direction and management of the business of the company.

     During the absence or disability of the chairman of the board, the chairman of the board may designate from time to time which of the following principal officers shall assume and perform the powers and duties of the chairman of the board, or if no such designation is made then the following principal officers in the order of rank named, temporarily shall assume and perform the powers and duties of chairman of the board:

                            1. Chairman
                            2. President
                            3. Deputy chairman, if any
                            4. Vice chairman, if any

FKLA Bylaws                           -5-                               06/28/01

     Each of such principal officers shall have such regular duties and responsibilities as shall be prescribed by the board of directors, the executive committee or the chairman of the board.

     20. Vice Presidents, Treasurer and Secretary. An executive vice president, a financial vice president, a senior vice president, a vice president, a treasurer or a secretary shall have such duties and responsibilities as may be prescribed by the board of directors, the executive committee or by the chairman of the board.

                                  SHAREHOLDERS

     21. The certificates of stock of the company shall be numbered and shall be entered in the books of the company as they are issued. They shall show the holder's name and number of shares and shall be signed by the chairman of the board or the deputy chairman or the vice chairman or the president or a vice president and by the treasurer or an assistant treasurer or a secretary or an assistant secretary.

     22. A transfer of stock shall be made on the record of the company only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor.

     23. The board of directors shall have power to close the stock transfer record of the company for a period not exceeding forty (40) days preceding:

          (a)  the date of any meeting of shareholders, or
          (b)  the date for payment of any dividend, or
          (c)  the date for any allotment of rights, or
          (d) the date when any change or conversion or exchange of capital stock shall go into effect,

or in lieu of closing the stock transfer record, the board of directors may fix in advance a date not exceeding forty (40) days prior to a date mentioned in items (a), (b), or (c) as a record date for any purpose stated in such items, and only such shareholders as shall be shareholders of record on the closing or record date so fixed shall be entitled to notice of and to vote at such meeting, or to exercise rights respecting change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the record of the company after such record date.

     24. The company shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the company shall have express or other notice thereof, except as expressly provided by the laws of Illinois.

FKLA Bylaws                           -6-                               06/28/01

     25. The board of directors may direct a new certificate of stock to be issued in the place of any certificate of stock theretofore issued by the company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. The board of directors when directing such issuance of a new certificate of stock, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate to advertise the same in such manner as it shall require and to give the company a bond in such sum as the board of directors may determine as indemnity against any claim that may be made against the company on account of such certificate of stock.

     26. The board of directors may determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the company (except such as by statute specifically may be required to be open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

     27. Dividends upon the capital stock of the company may be declared by the board of directors in its discretion at any regular or special meeting. Dividends may be paid in cash, property, shares of capital stock or in any other form or manner permitted by law, as determined by the board of directors.

     28. Before payment of any dividend there may be set aside out of any funds of the company available for dividends such sum or sums as the board of directors from time to time, in its discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the company, or for such other purpose as the board of directors shall deem conducive to the interest of the company.

                                  MISCELLANEOUS

     29. The fiscal year shall begin the first day of January in each year.

     30. Each director and officer of the company shall be indemnified by the company against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement, and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made a party by reason of his being or having been a director or officer of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and

FKLA Bylaws                           -7-                               06/28/01

any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     However, in any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of his being or having been a director or officer of the company, or serving or having served at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of his holding a fiduciary position in connection with a retirement, pension, profit sharing or other employee benefit plan, including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, each director and officer shall be indemnified by the company against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which a director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     To the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit or proceeding herein referred to, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

     The right of indemnification herein provided shall not be exclusive of other rights to which any director or officer may be entitled under any agreement, vote of disinterested directors or otherwise as a matter of law, both as to action in his official capacity and as to action in another capacity while holding such office, and the right of indemnification shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Any indemnification shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director or officer is

FKLA Bylaws                           -8-                               06/28/01

proper in the circumstances because he has met the applicable standard of conduct herein set forth. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

     Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as herein provided.

     Should the company be absorbed in a consolidation or merger, each director or officer of the company shall be entitled to stand in the same position with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity, with respect to indemnification by reason of his being or having been a director of the company or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     The right of indemnification herein provided shall extend and apply to any employee holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other employee benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof.

     31. Any officer of the company shall furnish a fidelity bond or a bond guaranteeing the faithful performance of his duties for such an amount as may be determined by the board of directors, and the cost of such bond shall be paid by the company.

     32. The form of the corporate seal may be determined from time to time by the board of directors.

     33. These Bylaws may be repealed or amended by the vote of a majority of the whole board of directors at any regular or special meeting, except as otherwise provided by statute.